Exhibit 99.1

Cbeyond Announces Preliminary Fourth Quarter and Fiscal Year 2011 Results, Updated Business Strategy and Outlook for 2012

ATLANTA--(BUSINESS WIRE)--February 16, 2012--Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider delivering integrated packages of IT infrastructure and communications services to small businesses, including network services, virtual and dedicated servers and cloud PBX, today is announcing preliminary results for the fourth quarter and fiscal year 2011. The Company is also providing an update on the status of its strategic transition to a business model focused on technology dependent customers.

As part of the transition, Cbeyond is refocusing its go-to-market strategy to leverage its 2010 cloud services acquisitions and better serve the growing number of technology dependent small and medium sized businesses (SMBs). To better identify these higher revenue and margin opportunity customers, Cbeyond is realigning its distribution channels and establishing two new direct sales groups, including one that is focused solely on cloud services opportunities and one that is focused on selling secure networking and cloud based services to technology dependent small businesses. At the same time, the Company is reducing its entry level sales associates and re-purposing a portion of those resources for its new focus.

Estimated Fourth Quarter and Full Fiscal Year 2011 Results

Cbeyond is providing estimated results for the fourth quarter and twelve months ended December 31, 2011, in advance of its full financial statements, which will be released at a later date in connection with the completion of its annual audit.

Revenues and ARPU

Cbeyond expects to report revenues for the fourth quarter and fiscal year 2011 in the estimated amounts of $123 million and $485 million respectively, as compared with reported revenues of $116 million and $452 million for the same periods in 2010. Cbeyond expects that its average monthly revenue per Core Managed Services customer location (ARPU) will be approximately $646 during the fourth quarter of 2011, compared with $656 in the third quarter of 2011 (which included a $5 per customer benefit related to a settlement of terminating access revenue) and $680 in the fourth quarter of 2010.

Adjusted EBITDA

Cbeyond expects to report total adjusted EBITDA for the fourth quarter and fiscal 2011 of approximately $23 million and $80 million respectively. This compares with reported total adjusted EBITDA of approximately $18 million and $73 million for the same periods in 2010. The expected improvement in adjusted EBITDA for the fourth quarter of 2011 compared with the third quarter of 2011 was primarily due to lower selling, general and administrative expenses resulting from cost controls and the reduction to prior period levels of expenses that were elevated in the third quarter.

“Our preliminary results for the fourth quarter of 2011 demonstrate the financial strength of our business and the dedication of our team to meet our commitments,” said Jim Geiger, chief executive officer of Cbeyond, Inc. “With the significant expected increase in adjusted EBITDA over recent quarters, we anticipate that revenue, adjusted EBITDA and capital expenditure results will be within the guidance we gave investors at the beginning of 2011, and we look forward to further growth in these numbers in 2012.”

Capital Expenditures and Cash

Estimated capital expenditures were $18 million in the fourth quarter of 2011 and $78 million for fiscal 2011, as compared with reported capital expenditures of approximately $18 million and $63 million in the prior year periods. Capital expenditures related to Ethernet investment totaled $2 million in the fourth quarter of 2011 and cumulative capital expenditures relating to the entire Ethernet project totaled $26 million as of December 31, 2011.

As previously reported, Cbeyond’s Board of Directors has authorized up to $15 million in repurchases of shares of Cbeyond, Inc. common stock from time to time in open market purchases, privately negotiated transactions or otherwise. Through December 31, 2011, Cbeyond has spent $13 million on share repurchases. Overall, the Company had cash, cash equivalents and marketable securities of approximately $9 million at December 31, 2011, versus a balance of $8 million at September 30, 2011.

Customers

Cbeyond had total customers of 62,169 in Cbeyond’s 14 Core Managed Services operating markets as of December 31, 2011, reflecting net customer additions of 1,044 in the fourth quarter of 2011, an increase of 9.1% in total customers year-over-year. Monthly customer churn was 1.4% in the fourth quarter of 2011 as compared with 1.3% in the fourth quarter of 2010 and 1.4% in the third quarter of 2011 for the Company’s Core Managed Services customers.

Business Strategy and Outlook for 2012

As originally discussed during the third quarter 2011 earnings conference call, Cbeyond believes it can better differentiate itself by offering its cloud services via its own managed broadband connections and continues to expand its ability to provide higher bandwidth to customers via Ethernet over copper and fiber solutions through partnership arrangements. The Company expects that 50% of its capital expenditures in 2012 will be spent on cloud and network capabilities and has set a target of lighting fiber to 1,000 buildings by late 2013 via agreements with its network partners. By the end of 2013, Cbeyond believes approximately 25% of its revenues will be generated from its cloud-only customers and its customers who buy both network and cloud services.

“As we begin 2012, we are excited about the opportunity to transform and grow our business by focusing our energies on meeting the needs of our more technically demanding customers and prospects. By retooling our sales force and investing in fiber, we believe the Company is taking the steps needed to drive the results we expect; our transformation is well underway,” added Geiger.

To align the distribution channels with its evolving strategy, Cbeyond is reducing its traditional entry level direct sales force by approximately half while building a new direct sales group dedicated to managing both existing and new technology dependent customers. In addition, the Company is building a direct sales channel that is focused solely on developing cloud services opportunities. Although Cbeyond expects this migration away from its traditional business model to cause a 30% to 40% reduction in gross customer additions from traditional channels, the related expense savings are expected to positively benefit free cash flow. Cbeyond will continue to supplement its direct sales efforts with channel partners, its upselling group, and its wholesale program for its cloud offerings. The net effect will be to slow growth in its traditional BeyondVoice product suite, while increasing revenue from higher ARPU, technology dependent customers.

As a result of the revised strategy, Cbeyond provides the following guidance for 2012:

  Revenue of $485 million to $490 million;
  Adjusted EBITDA of $85 million to $90 million;
  Capital expenditures of $55 million to $60 million; and
  Free cash flow of $25 million to $35 million.

The flat-to-low growth in revenue we predict for this year is a function primarily of the reduced staffing levels in our traditional communications-centric sales force this year while Cbeyond ramps new distribution channels focused on technology dependent customers throughout the year. The staffing reduction in Cbeyond’s traditional entry level direct sales force and support group is expected to result in a restructuring charge of approximately $1 million in the first quarter of 2012 to cover the resulting transitional expenses; however, there will be no impact to adjusted EBITDA from the restructuring charge. Regarding capital expenditures, it should be noted that the guidance range of $55 million to $60 million, as well as the resulting $25 million to $35 million of free cash flow (Adjusted EBITDA less capital expenditures), relates to cash capital expenditures. Cbeyond may enter into agreements for fiber networks involving long-term commitments that would create additional non-cash capital expenditures this year not included in the guidance range provided above. The assets acquired under these agreements are excluded from cash-based capital expenditures because they do not require significant upfront outlays of cash.

Conference Call

Cbeyond will hold a conference call to discuss this press release and a supplemental set of slides which provides further details on the steps associated with implementing its strategic transition on Thursday, February 16, 2012, at 5:00 p.m. EST. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the web site at least 10 minutes early to register, download, and install any necessary audio software. The set of slides that will be referenced on the conference call is available on-line at http://ir.cbeyond.net/events.cfm under “Events and Presentations”. The conference call will also be available by dialing (877) 303-9219 (for domestic U.S. callers) and (760) 666-3559 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for one year.

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading provider of IT and communications services to more than 62,000 small and medium sized businesses in the U.S. Combining industry-leading virtual and dedicated servers hosted in a fully compliant data center, cloud PBX, secure MPLS enterprise-class networks, robust security services, migration planning and best-in-class real-time management, Cbeyond provides a technology portfolio not generally available to the SMBs they serve. Winning the 2010 Microsoft Hyper-V Cloud Provider of the Year and Hosting Partner of the Year in 2009 and 2010, Cbeyond is an industry leader in delivering virtual and dedicated servers on Microsoft Windows Hyper-V technology. For more information on Cbeyond, visit www.cbeyond.net and follow Cbeyond on Twitter: www.twitter.com/Cbeyondinc.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements identified by words such as "expectations," "guidance," "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: finalization of operating data, the significant reduction in economic activity, which particularly affects our target market of small businesses; the risk that we may be unable to continue to experience revenue growth at historical or anticipated levels; changes in business climate or other factors affecting our customer base; the risk of unexpected increases in customer churn levels; our ability to manage competitive pricing dynamics in our markets; changes in federal or state regulation or decisions by regulatory bodies that affect Cbeyond; periods of economic downturn or unusual volatility in the capital markets or other negative macroeconomic conditions that could harm our business, including our access to capital markets and the impact on certain of our customers to meet their payment obligations; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company's effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; the risk that the anticipated benefits, growth prospects and synergies expected from our acquisitions may not be fully realized or may take longer to realize than expected; the possibility that economic benefits of future opportunities in an emerging industry may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays, disruptions, costs and challenges associated with integrating acquired companies into our existing business, including changing relationships with customers, employees or suppliers; unfamiliarity with the economic characteristics of new geographic markets; ongoing personnel and logistical challenges of managing a larger organization; our ability to retain and motivate key employees from the acquired companies; external events outside of our control, including extreme weather, natural disasters, pandemics or terrorist attacks that could adversely affect our target markets; our ability to implement and execute successfully our new strategic focus; our ability to expand fiber availability; the extent to which small and medium sized businesses continue to spend on cloud, network and security services; our ability to recruit and maintain a sales force focused exclusively on our technology-dependent customers; our ability to integrate new products into our existing infrastructure; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the "Risk Factors" in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. The Company defines each of these metrics. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income, cash flow or operating income as determined in accordance with GAAP.

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, non-cash share-based compensation, public offering expenses, or acquisition-related transaction costs, purchase accounting adjustments, loss on disposal of property and equipment and other non-operating income or expense. On a less frequent basis, adjusted EBITDA may exclude charges for employee severances, asset impairments, and other exit activity costs associated with a management directed plan of restructuring. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies.

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CONTACT:
Cbeyond, Inc.
Kurt Abkemeier, 678-370-2887
Vice President, Finance and Treasurer